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                                                                    Exhibit 10.4

                                                                 Std. Ind. Lease
                                                                 Revised 7/19/89

                                LEASE AGREEMENT

      THIS LEASE, made this 4th day of October 1989, between CHIPPEWA LIMITED PARTNERSHIP, a Maryland Limited Partnership (hereinafter called "Landlord"), and CASE/Datatel.Inc., a Delaware corporation, (hereinafter called "Tenant"). In consideration of the premises and the covenants, conditions and rents hereinafter set forth, it is agreed as follows:

1.    PREMISES AND TERM:

      A. Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease, take and accept from Landlord, the "Premises", being comprised of approximately Seventy-Two Thousand Three Hundred and Forty-Two (72,342) leasable square feet of space located in a one story building known as 9020 Junction Drive (hereinafter the "Improvements") and 243 free and reserved parking spaces (hereinafter "Parking") as outlined in red on the building and site plan attached hereto as Exhibit A which building contains a leasable area of Ninety-Seven Thousand (97,000)- square feet and is located on all that lot of ground in Howard County, Maryland more fully described in Exhibit B attached hereto, containing 6.3 acres of land more or less, together with the right to use in common with other occupants of said Improvements any access road serving the Improvements. Tenant shall have the exclusive right to the Parking and Landlord shall use reasonable efforts to enforce the exclusivity of the Parking.

      B. TO HAVE AND TO HOLD the same for a term commencing the later of (a) completion of Tenant Improvements, as defined in Paragraph 2., satisfactory to Tenant and Landlord or (b) ninety (90) calendar days from the full execution of this Lease Agreement (hereinafter the "Commencement Date") and ending five (5) years and five (5) months after the Commencement Date (hereinafter the "Termination Date").

2.    TENANT IMPROVEMENTS:

      Landlord shall install, at Landlord's expense, the tenant improvements (hereinafter the "Tenant Improvements") in a good and




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workmanlike manner using only first-class materials and in compliance with
Governmental Regulations as defined in Paragraph 16, set forth in both the Tenant Improvement Specifications attached hereto as Exhibit C-1, the construction drawings attached hereto as Exhibit C-2, and the landscaping plan attached hereto as Exhibit C-3.

      Notwithstanding anything to the contrary contained in this Lease, the Landlord shall diligently endeavor to complete (except for punch list items) satisfactory to the Tenant and the Landlord the so-called "manufacturing area" designated on the construction drawings attached hereto as Exhibit C-2 (the "Manufacturing Area") on or before sixty (60) calendar days from the full execution of this Lease Agreement. Upon completion, the Landlord will notify the Tenant that a written approval of occupancy from Howard County has been obtained at which time the Tenant shall have the option to occupy the Manufacturing Area at any time prior to the Commencement Date. If occupied by the Tenant prior to the Commencement Date, the Tenant shall pay the pro rata Base Rental and all other charges specified in this Lease for the period from such occupancy to the Commencement Date based on the ratio of the leasable square footage of the Manufacturing Space to the leasable square footage of the Premises which amounts shall be due and payable on the Commencement Date. All references in this Lease to the term of this Lease shall include the period from such occupancy to the Commencement Date.

3.    RENT:

      Tenant covenants to pay to Landlord at New Castle Corporate Commons, 10 Corporate Circle, Suite 300, New Castle, Delaware 9720 or at such place as Landlord shall from time to time direct, the basic rent ("Basic Rental") of Five Hundred Seventy-Eight Thousand Seven Hundred Thirty-Six and No/100 Dollars ($578,736.00) per year during the term of this Lease. Such Basic Rental shall be payable in equal monthly installments of Forty-Eight Thousand Two Hundred Twenty-Eight and No/100 Dollars ($48,228.00) each, in advance and without demand, on the first day of each and every month during the term of this Lease, commencing on the Commencement Date and at that rate for any fraction of a month at the beginning of the term of this Lease. It is understood and agreed that the rental payments f or the first five (5) months




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after the Commencement Date shall be waived. In addition, Landlord acknowledges that Tenant has previously paid to Landlord the sum of Five Thousand and No/100 Dollars ($5,000.00) which was applied to the cost of construction drawings for the Premises, and said amount shall be credited to the First and Last Month's Rent referenced in Paragraph 5.

      A. Tenant covenants to pay when due, without any abatement deduction or set-off except as provided for in this Paragraph 3., the rent provided for herein and to pay as additional rent when due all other sums, costs, charges and expenses payable by Tenant under this Lease, and, in the event of any nonpayment thereof, such sums shall be collected as rent, and Landlord shall have all the rights and remedies provided for herein or by law in the case of nonpayment of rent.

      B. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant after ninety (90) calendar days from the full execution of this Lease Agreement if Landlord is delayed in completing Tenant Improvements as defined in Paragraph 2 (except for punch list items referenced in Paragraph 12.A., as a result of:

            (1) The performance by any person, firm or corporation (other than Landlord's contractor) employed at Tenant's request and the completion of work by said person, firm or corporation;

            (2) Delay in delivery of materials, finishes, or installations requested by Tenant except those set forth in Exhibits C1, C-2 and C-3, and other than materials, finishes and installation used as Building Standard items by Landlord's contractors in the building; and

            (3) Any other delay (including, without limitation, delay in providing necessary approvals or disapprovals required of Tenant) caused by the action or inaction of Tenant provided Landlord gives Tenant notice and opportunity to eliminate the cause of the delay; and Tenant shall not be relieved of its obligations to pay rent as prescribed in Paragraph 3.




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            If the Commencement Date shall be delayed beyond ninety (90)
calendar days from the full execution of this Lease Agreement due to Landlord's failure to deliver possession of the Premises in accordance with Paragraph 1.B., Tenant shall receive a two (2) day rental allowance for every one (1) day after such ninety (90) calendar days. In addition to the foregoing, Tenant shall have the option to terminate this Lease Agreement if Landlord fails to deliver possession of the Premises after one hundred twenty (120) calendar days from the full execution of this Lease Agreement by giving written notice to Landlord, which termination shall take effect upon the giving of such notice.

      C. Termination Date. If Tenant occupies the Premises prior to the Commencement Date, Tenant's occupancy of the Premises shall not advance the Termination Date of this Lease. Tenant shall pay Base Rental and all other charges specified in this Lease for the early occupancy period, unless occupied for the purpose of installing Tenant's fixtures.

4.    LATE PAYMENT

      In the event that any payment required by Tenant under the provisions hereof shall not be paid when due, and after any applicable notice and grace period Tenant shall, upon demand, pay interest in an amount computed at 12% per annum of each dollar so overdue until such payment is made, and such interest shall be deemed "rent" for all purposes under this lease.

5.    FIRST AND LAST MONTH'S RENT:

      The first and last month's rent in the amount of Ninety-Six Thousand Four Hundred Fifty-Six and No/100 Dollars ($96,456.00) will accompany this Lease. Landlord acknowledges that said amount shall be reduced by Five Thousand and No/100 Dollars ($5,000.00), which represents the credit for Tenant's contribution to the cost of construction drawings of the Premises as previously denoted in Paragraph 3.




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6.    TAXES:

      A. Landlord shall pay, prior to delinquency, all real estate taxes, assessments and charges which are levied, imposed, or assessed upon or against the leased premises. If Landlord shall fail to pay any such taxes, assessments, or charges prior to delinquency, Tenant shall have the right to pay same and to deduct from any rent which may then or thereafter be due all amounts expended by Tenant in making such payment. Should aforesaid taxes exceed in any lease year the amount paid during the Base Year, Tenant shall pay its proportionate share of such increase. Such proportionate share shall consist of the relation its space on a leasable square footage basis bears to the total leasable square footage of the building of which the leased Premises are a part. The leasable square footage of the Premises comprises Seventy-Four and 58/100 percent (74.58%) (hereinafter the "Tenant's Share") of the total leasable square footage of the building of which the Premises is a part. Said bill will be due by Tenant to Landlord within thirty (30) days after submission of bill to Tenant showing in reasonable detail (which shall include copies of all tax bills to Landlord) the calculation of the Tenant's Share of the increase.

      B. The term "real estate taxes and assessments" shall include any public charges against the land and improvements of which the Premises are a part (including assessments by any County, Municipal, Metropolitan District or Commission) and the term "Base Year" shall mean the twelve (12) month period beginning July 1, 1990 and ending June 30, 1991; provided, that the Base Year shall be the year in which real estate taxes and assessments are based on the Improvements as improved by the Tenant Improvements and the year in which premiums for fire and extended coverage insurance reflect the Tenant's occupancy of the Premises. Landlord shall give Tenant prompt notice of any proposed increase in real estate taxes and assessments and Tenant shall be entitled, at its own expense, and through its own counsel, to participate with Landlord or independently to contest or oppose any such increase. Landlord shall cooperate with Tenant as may be reasonably required in any such contest. All refunds of real estate taxes and assessments attributable to the Lease Term and which have been paid by Tenant shall belong to Tenant.




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7.    FIRE AND EXTENDED COVERAGE AND RENTAL INSURANCE:

      Tenant covenants to pay Landlord, as additional rent, Tenant's Share of any increase after the Base Year of all premiums for fire and extended coverage insurance on the Improvements of which the Premises are a part, as follows:

      A. Premiums shall be adjusted and pro-rated to the Commencement Date or the Termination Date of the term as the case may be.

      B. Tenant shall pay Tenant's Share of such insurance premiums as set forth above within thirty (30) days following receipt from the Landlord of a statement of its calculations supported by copies of the actual billings rendered to Landlord.

      C. The fire and extended coverage policy shall expressly waive any right of subrogation against Landlord or Tenant.

      D. The Landlord covenants and agrees to pay all such premiums when due and payable and to maintain fire and extended coverage insurance in at least the amount of the full replacement cost of the Improvements.

      E. In the event a change in the Tenant's occupancy and use of the Premises occurs from the occupancy and use of the Premises at the commencement of this Lease Agreement and which causes any increase in premiums for fire, and extended coverage insurance or rental insurance on the Improvements of which the Premises are a part above the then current rate, the Tenant shall pay the additional premiums by reason thereof . Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect and shall be due from and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as additional rent.

      F. Tenant shall not be obligated to pay Tenant's Share of such insurance premiums if such increase is caused by the acts, omissions to act, or negligence of the Landlord or any other tenant of the Improvements or any person, firm or corporation employed at the Landlord's or such tenant's request.




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8.    COMMON AREA MAINTENANCE CHARGES:

      Tenant covenants to pay Landlord, as additional rent, Tenant's Share of all reasonable costs incurred for common area maintenance, which includes, but is not limited to, snow removal, parking lot maintenance, grass cutting, grounds maintenance, landscaping, security and common area electric, during the term of the Lease. Such charges shall be billed in arrears not more frequently than monthly, nor less frequently than annually, and all such billings shall include copies of actual bills to Landlord and will become due and payable thirty (30) days after they are billed to the Tenant.

9.    UTILITIES:

      Tenant shall pay all charges for separately metered gas, electricity, light, heat, all public charges for sanitary sewage discharged from the Premises and for water consumed on the Premises, power and all other utilities and telephone or other communication services (provided, that the failure to pay all charges for telephone or other communication services shall not constitute an Event of Default under Paragraph 20) used, rendered or supplied upon or in connection with the Premises.

10.   LIENS OR ENCUMBRANCES:

      Tenant shall not suffer the Premises or any erection of improvements thereon to become subject to any lien, charge or encumbrances, unless promptly bonded or discharged, and shall indemnify Landlord against all such liens, charges and encumbrances which are the result of any act, neglect to act, or negligence of the Tenant.

11.   USE OF PREMISES:

      Tenant shall use and occupy the Premises throughout the term hereof solely for the purpose of general offices/light manufacturing. Tenant shall not load the building hereby leased beyond its present carrying capacity of Three Thousand (3,000) pounds per square inch.

12.   ALTERATIONS AND IMPROVEMENTS:

      A. Upon completion of the Tenant Improvements in accordance with paragraph 2 hereof, Landlord shall assign to Tenant all warranties relating to such Tenant Improvements (a complete list of which is set




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forth in Exhibit D) and shall have no further obligation to make any alterations or improvements to the Premises except as provided in paragraph 13.C. hereof, and except for (i) punch list items designated by the Tenant after inspection of the Premises upon completion of the Tenant Improvements (which items shall be completed by the Landlord within thirty (30) days after the Commencement Date) and (ii) any defective workmanship and materials in the Tenant Improvements of which the Tenant has given the Landlord notice not later than sixty (60) days after the Commencement Date, or in the case of latent defects, not later than one (1) year after the Commencement Date.

      B. Tenant further covenants that it will at no time or times make any alterations, improvements or changes of any kind over Thirty Thousand Dollars ($30,000) to the Premises without first submitting the plans thereof and securing the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed; however, Tenant agrees to submit all plans for alterations, improvements or changes of any kind to Landlord for its professional review and advice regarding construction matters prior to performing said alterations, improvements or changes; which review and advice shall be provided to the Tenant within ten (10) days of submission of the plans to the Landlord. Tenant may, at its own option and without having to secure the consent, written or otherwise of the Landlord,

            (1) make any alterations or changes of any kind to the Premises which may be required by any governmental order or regulation, and such alterations or changes shall, if made by Tenant, be made at no expense to Landlord; and

            (2) undertake any landscaping or similar work with respect to the Premises (including the Improvements) which are of a minor nature; provided that such work or alterations or changes are performed at no cost to Landlord. All improvements, alterations, replacements and building service equipment made or installed by or on behalf of Tenant and permanently affixed to the Improvements shall immediately upon completion or installment thereof be and become the property of Landlord, without payment therefor by Landlord, but subject to the provisions of this Lease; provided that all machinery, equipment (other than building service equipment), trade fixtures, movable




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partitions, furniture and furnishings installed by Tenant or maintained on the
Premises, even if permanently affixed thereto, shall remain the property of Tenant, and Tenant shall be entitled to remove the same or any part thereof at any time during the Lease term, but Tenant shall, at its expense, repair any and all damage to the Premises resulting from or caused by such removal. The interest of Tenant in any property which is not so removed shall at the end of thirty (30) days after the termination of this Lease vest in Landlord.

13.   REPAIRS AND MAINTENANCE:

      A. Subject to (i) Landlord's obligation to deliver the Premises as provided for in Paragraph 1.B. and (ii) Landlord's maintenance and repair obligations set forth in Paragraph 12.A., 13.C. and 13.D, and to the extent not covered by insurance or the warranties relating to the Tenant Improvements as more particularly described in Paragraph 12.A., Tenant covenants throughout the term, at its expense, to maintain in good order and repair the interior structure of the Premises, and to maintain and replace when necessary, all window and door glass therein, interior and exterior; to maintain and repair all building service equipment which exclusively serve the Premises therein including, but not limited to, electrical, plumbing, heating, air conditioning and sprinkler equipment, pipes, wires, ducts, fixtures and appliances; to make all ordinary and necessary repairs to the Premises; to keep the Premises in a safe, clean and sanitary condition; to provide for the removal of trash and rubbish produced by the Tenant; and to surrender the Premises at the end of the term in as good condition as when received except for ordinary wear and use, fire or other unavoidable casualty.

      B. Without limiting Tenant's obligations under Paragraph 13.A. above, Tenant shall, at all times during the term of this Lease, have and keep in force a maintenance contract, in form and with a contractor reasonably satisfactory to Landlord (a list of satisfactory contractors is set forth in Exhibit E), providing for inspection at least once each calendar quarter of the heating, air conditioning and ventilating equipment (which inspection shall encompass the work described on Exhibit F attached hereto and made a part hereof) , and providing for necessary repairs thereto. Said contract shall provide that it will not




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be cancellable by either party thereto except upon thirty (30) days' prior written notice to Landlord. Tenant shall send to Landlord a copy of this contract within thirty (30) days of the Commencement Date of this Lease, as well as provide Landlord with copies of all service calls and reports within thirty
(30) days after requested by Landlord.

      C. Landlord agrees to perform at its expense, maintenance to the exterior structure of the building and roof and building service equipment not exclusively servicing the Premises, except when such repairs are necessitated by negligence of the Tenant.

      D. Landlord agrees to perform the common area maintenance set forth in Paragraph 8., the expense of which shall be charged to Tenant as a Common Area Maintenance Charge.

      E. The Tenant covenants and agrees that the Landlord shall not be held responsible for and the Landlord is hereby released and relieved from, and forever saved harmless from, any liability by reason of or resulting from damage or injury to person or property of the Tenant or of anyone else, directly or indirectly caused by

            (1) dampness or water in any part of said premises or in any part of any other property of the Landlord or of others and/or

            (2) any leak or break in any part of said Premises or in any part of any other property of the Landlord or of others or in the pipes of the plumbing or heating works thereof, no matter how caused; provided, that any such damage or injury as described in (1) or (2) is not caused by any act, omission to act, or negligence of the Landlord or any person, firm or corporation employed at Landlord's request.

14.   LIABILITY INSURANCE:

      Tenant shall obtain and maintain public liability insurance insuring Landlord against claims for bodily injury or death occurring in or about the Premises and on, in or about the adjoining driveways and passageways, to the limit of not less than One Million Dollars ($1,000,000.00) in respect of bodily injury or death to one person, and to the limit of not less than Three million Dollars ($3,000,000.00) in respect of one accident, and property damage insurance insuring against




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claims for damage or injury to property of others occurring in or about the
Premises and on, in or about the adjoining streets and passageways, to the limit of not less than One Hundred Thousand Dollars ($100,000.00) in respect to damage to the property of another.

      Said policy shall provide that notwithstanding any negligent act of Tenant which might otherwise result in its forfeiture, the policy shall not be cancelled without at least thirty (30) days written notice to each named assured. A certificate of insurance shall be delivered to Landlord.

15.   DAMAGE OR DESTRUCTION:

      A. If during the term the Premises are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on its business in the Premises, Landlord shall promptly restore the Premises to their condition immediately prior to the casualty, but not later than sixty (60) days after the casualty. If said restorations are not accomplished within said sixty (60) days, Tenant shall retain the right to make said restorations at Landlord's expense.

      B. If during the term the Premises are destroyed or so damaged by fire or other casualty that Tenant is prevented from carrying on its business in the Premises, Landlord shall have the option either to restore the Premises to their condition immediately prior to the casualty or to terminate the Lease. Such option shall be exercised by Landlord by written notice to the Tenant within thirty (30) days after the casualty.

      If Landlord chooses to restore the Premises, it shall prepare or cause to be prepared by its construction representative a reasonable estimate of the time needed to restore the Premises to their condition immediately prior to the casualty. Such estimate shall accompany the written notice to Tenant. If the time period to restore the Premises indicated in the notice exceeds one hundred twenty (120) days from the date such notice is given to Tenant, Tenant may terminate this Lease within ten (10) working days of receipt of Landlord's notice, provided, however, that termination shall not occur unless Landlord's lender has been given notice and opportunity to cause repairs to be made within a




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time period not to exceed one hundred twenty (120) days from the date notice is given to the Tenant of Landlord's decision to restore the Premises.

      If the restoration period is less than one hundred twenty (120) days or if Tenant agrees to a period in excess of one hundred twenty (120) days, then Landlord shall promptly commence such repair work and diligently proceed to complete the same.

      Rent shall be equitably abated for any period that the Premises are destroyed or damaged to the extent that Tenant is prevented from carrying on its business in the Premises.

16.   COMPLIANCE WITH REGULATIONS, ETC.:

      Tenant covenants throughout the term at its expense to comply promptly with all laws, codes, ordinances, administrative and court orders and directives, rules and regulations which have the force of law (hereinafter "Governmental Regulations"), whether now in effect or hereafter promulgated, applicable to Tenant's use and occupancy of the Premises; provided, however, that (i) Landlord represents that the Tenant's use and occupancy of the Premises, and the Improvements and Tenant Improvements, comply or will comply, as of the Commencement Date and thereafter, with all Governmental Regulations and (ii) Tenant shall have the right to contest the applicability and/or validity of any of the above so long as by reason of such action, the Premises or the Improvements would not be in danger of forfeiture or loss.

17.   CONDEMNATION:

      A. If during the term of this Lease, all or a substantial part of the Premises shall be taken by eminent domain, then at the option of the Tenant or the Landlord the Lease shall terminate as of, and the rent shall be apportioned to and abate from and after, the date of taking, commensurate with the area so taken and to the extent that the Tenant is prevented from carrying on its business in the Premises and Tenant shall have no right to participate in any award or damages for such taking (except as set forth in sub-paragraph D hereof) and hereby assigns all of its right, title and interest therein to Landlord. For purposes of this paragraph 17, "a substantial part of the Premises" shall mean a taking of all or any portion of the Premises which renders




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Tenant substantially unable to carry on its business on the Premises or use the parking spaces which are part of the Premises in accordance with Paragraph 1.

      B. If during the term of this Lease, less than a substantial part of the Premises (as hereinbefore defined) shall be taken by eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall have no right to participate in any award or damages for such taking (except as set forth in subparagraph D. hereof) and hereby assigns all of its right, title and interest therein to Landlord, provided that Landlord shall at its expense promptly make such repairs and improvements as shall be necessary to restore the Premises to substantially the same efficiency as before the taking, but not later than ninety (90) days after such taking in which case the Tenant may terminate this Lease by written notice to the Landlord, which termination shall take effect upon the giving of such notice.

      C. For the purpose of this paragraph 17, "taken by eminent domain" or "taking under the power of eminent domain" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award of damage" shall, in the event of such sale or settlement, include the purchase or settlement price of any such negotiated transfer.

      D. Nothing herein shall be deemed to prevent Tenant from claiming, negotiating, and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property, improvements upon the leased Premises constructed at Tenant's sole expense, and damages for Tenant's loss of business, business interruption and/or removal and relocation. Should any condemnation be effected without a cancellation of the Lease, there shall be an appropriate reduction in rental.

      E. The Landlord shall promptly notify the Tenant upon learning of any eminent domain proceedings affecting the Premises. In any such




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proceedings, the Landlord shall use its best efforts to ensure that the Tenant shall have at least six (6) months after a taking of all or a substantial part of the Premises to relocate to an alternative space.

18.   LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS:

      After the occurrence of an Event of Default, Landlord shall, after reasonable notice to Tenant (except in case of emergencies) have the right (but not the duty) to enter the Premises, if necessary, to perform any covenant or duty required of the Tenant by this Lease or by law, but the reasonable cost thereof shall be deemed to be additional rent, and shall give the Landlord the same rights and remedies as though the additional rent were part of the monthly rent due the Landlord under this Lease.

19.   INDEMNIFICATION OF LANDLORD:

      Except with respect to claims arising from Landlord's act, omissions to act, or negligence or that of its agents, servants or employees, including, without limitation, Landlord's failure to make repairs required of it to be made pursuant to this Lease or Landlord's construction of the Tenant Improvements, Tenant covenants to indemnify and save Landlord harmless (to the extent not reimbursed by insurance required by this Lease to be furnished by Tenant) from any and all claims for liability of any nature whatever arising from any use, occupancy, construction, repairs, or other work or activity done in, on or about the Premises during the term or from any condition of the Premises or anything thereon or therein during the term, or from any occurrence whatever in, on or about the Premises during the term, including all Landlord's reasonable costs, expenses and counsel fees in connection with any such claim.

20.   DEFAULT PROVISIONS:

      Upon the occurrence of an Event of Default, Landlord may elect to immediately terminate this Lease by serving a written notice upon Tenant.

      Each of the following events shall be deemed an Event of Default by Tenant within the meaning of this Lease:

            (1) the failure to pay any installment of Basic Rental or additional rent when due and payable if such failure continues for ten (10) days after written notice from the Landlord that the same are due;

            (2) the failure to perform any of the other covenants or conditions of this Lease on the part of Tenant to be performed within thirty (30) days after notice from the Landlord of such failure to perform provided that if such failure to perform is not susceptible to cure within such thirty (30) days then so long as the Tenant commences such cure within thirty (30) days and diligently pursues such cure, such failure to perform shall not be an Event of Default;

            (3) the making of an assignment by Tenant for the benefit of its creditors;

            (4) the appointment of a receiver or trustee of all or part of Tenant's property;

            (5) the filing of a petition in bankruptcy by Tenant;

            (6) the filing of a petition by or against Tenant for its reorganization or for an arrangement under any bankruptcy law or other law; or

            (7) the filing of or petition by Tenant to effect a composition or an extension of time to pay its debts; provided that if an event referred to in sections (4) and (6) above shall have been involuntary on the part of Tenant, the Tenant shall have sixty (60) days to discharge the receiver or trustee or dismiss the petition after the appointment or filing.

      In the event that this Lease is terminated in the manner provided for in this paragraph 20, or by court proceedings or otherwise, or in the event that the Premises, or any part thereof, shall be abandoned by Tenant during the said term, Landlord or Landlord's agents, servants or representatives may, at any time after written notice to Tenant and the times set forth in this paragraph 20, reenter and resume possession of said Premises, or any part thereof, and remove all persons and property therefrom, by any suitable action or proceeding at law, without being liable for any damages therefor. No reentry by Landlord shall be deemed to be an acceptance of a surrender of this Lease.

      The Landlord shall not have the right to distrain or the right to place a lien in or on any of the property of the Tenant.

      The Landlord, upon the happening of any of the events giving it the right to annul and cancel this Lease, shall be entitled to the benefit of all of the provisions of law not in conflict with this Lease for the speedy recovery of lands and tenements under this Lease held over by the Tenant in Howard County, Maryland that are now in force or may hereafter be enacted.

21.   ADDITIONAL REMEDIES OF LANDLORD:

      In the event that this Lease is terminated in the manner set forth in Paragraph 20 because of the occurrence of an Event of Default, or if the Premises shall be abandoned by Tenant during the term hereof, Landlord shall, use its best efforts to relet the whole or any portion of said Premises for any period equal to or greater or less than the remainder of the original term of this Lease for a reasonable rent in relation to the then current market conditions to any tenants which it may deem suitable and satisfactory, and for any use and purposes which it may deem appropriate, but in no event shall Landlord be under any obligation to relet the same premises for any purpose which Landlord may regard as injurious to the Premises, or to any tenant which Landlord, in the exercise of reasonable discretion shall deem to be objectionable. In the event of such termination of this Lease because of the occurrence of an Event of Default or if the Premises are abandoned, and whether or not the Premises be relet, and whether this Lease be terminated or not, Landlord shall be entitled to recover of shall be entitled to recover of Tenant, and Tenant hereby agrees to pay to Landlord as damages, the following:

            A. An amount equal to the amount of the rent reserved under this Lease, less the rent, if any, collected by Landlord on reletting the Premises, which shall be due and payable by Tenant to Landlord on the several days on which the rent herein reserved would have become payable under this Lease.

            B. In addition to the damages hereinbefore provided for in this paragraph 21, an amount equal to the cost

            (1) of placing the Premises in the condition in which Tenant has agreed to surrender them to Landlord and

            (2) of performing any other covenant herein contained which Tenant has agreed to perform, other than the covenant to pay rent. The damages mentioned in this subdivision B shall become immediately due and payable by Tenant to Landlord upon the termination of this Lease.

            Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under this paragraph 21, without waiting until the end of the term of this Lease, providing that any such action shall include all claims outstanding as of the date of the commencement of such action.

22.   RIGHT TO ASSIGN AND SUBLEASE:

Tenant may not assign this Lease or sublet all or any portion of the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed, provided that in the event of any such assignment or subletting with consent, Tenant shall remain liable for the performance of Tenant's obligations during the term hereof and provided further that if the Landlord requires that any rental received by Tenant in excess of the rent reserved under this Lease or any payment made to Tenant in consideration of such assignment or subletting shall be paid over to Landlord as additional rent, then the Tenant shall be relieved of any monetary liability to the Landlord with respect to this Lease or the Premises to the extent of such excess of the rent paid to the Landlord. Notwithstanding the foregoing, the Tenant may assign this Lease or sublease all, or any portion, of the Premises to a parent, subsidiary or affiliated entity of the Tenant or to any entity into which the Tenant may merge or be converted to without the consent of the Landlord (hereinafter collectively referred to as "Affiliates").

23.   INSPECTION By LANDLORD, ETC.:

            Landlord and its agents shall have the right upon reasonable prior notice and at all reasonable times during the term to enter the Premises for the purpose of performing the maintenance and repairs required of it by this Lease and for the purpose of inspecting the same and, during the last ninety (90) days of the term, to show both the interior and exterior of the Premises to prospective tenants or purchasers and to place "For Rent" and/or "For Sale" signs thereon, but not on or in the vicinity of any public entrance to the Premises.

24.   ASSIGNMENT OF LANDLORD'S INTEREST:

            If Landlord should ever assign this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due Landlord hereunder to the assignee (from and after the time Tenant is furnished with such assignee's address) and furnish such evidence of insurance coverages required hereunder as the lender may reasonably require so as to protect the assignee's interest as it may appear and furnish such assurances to the assignee.

25.   SUBORDINATION:

            This Lease shall be subject and subordinate to the lien of any present or future mortgage or mortgages upon the Premises or any property of which the Premises are a part irrespective of the time of execution or the time of recording of any such mortgage or mortgages provided that in the event of foreclosure or other action taken under any mortgage by the holders thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as there has not occurred an Event of Default. Landlord shall use its best effort to secure a non-disturbance undertaking from the existing Mortgagee. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, extensions, renewals and replacements thereof and any and all advances thereunder.

26.   NON-DISTURBANCE:

            Landlord covenants and warrants to Tenant that Tenant on paying the rent provided for in this Lease and performing its covenants herein set forth, shall peaceably and quietly have, hold and enjoy the Premises and all appurtenances thereon during the full term of this Lease.

27.   ATTORNMENT

            In the event the Premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees upon request to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as Landlord hereunder.

28.   SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

            The Tenant shall, promptly at the request of the Landlord or the holder of any Mortgage (herein referred to as "Mortgagee"), execute, enseal, acknowledge and deliver such further instrument or instruments substantially in the form attached hereto as Exhibit G:

            a) evidencing such subordination as the Landlord or such Mortgagee deems necessary or desirable, and

            b) at such Mortgagee's request, attorning to such Mortgagee, provided that, as to subparagraphs a) and b) hereof, such Mortgagee agrees with the Tenant that such Mortgagee will, in the event of a foreclosure of any such mortgage or deed of trust (or termination of any such ground lease) take no action to interfere with the Tenant's right here-under, except on the occurrence of an Event of Default.

29.   MORTGAGEE PROTECTION CLAUSE:

            Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default, then the Mortgagees and/or Trust Deed Holders shall have thirty (30) days from the date of receiving notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

30.   TENANT HOLDING OVER:

            In the event that Tenant holds over at the expiration of the original term of this Lease or at the earlier termination thereof, Landlord shall be entitled to all the remedies now or hereafter in effect in Howard County, Maryland relating to the speedy recovery of possession of lands and damages for wrongful detention.

            Notwithstanding the foregoing sub-paragraph, any holding over after the expiration of the term hereof, without the written consent of Landlord shall be construed to be a tenancy from month to month at one and one-half (1 1/2) times the monthly rent hereinbefore specified, and shall otherwise be on the terms and conditions hereinbefore specified. Such tenancy from month to month shall continue until either party shall give at least thirty (30) days notice in writing to the other terminating such tenancy.

31.   UTILITY LINES AND FACILITIES:

            Landlord reserves the right to place (or permit any other tenant in its building so to place) in, over, below and upon the Premises (in such manner as to not interfere with Tenant's use of the

Premises or reduce the leasable square footage of the Premises), utility lines, conduits, pipes, tunneling and the like to service the Premises and any other promises in the building and to use, replace, repair and maintain (or permit any other tenant so to do) such utility lines, conduits, pipes, tunneling and the like, in, over, below and upon the Premises in such manner as will not interfere with Tenant's use and enjoyment thereof, provided that Landlord shall use its best efforts to see that such work does not interfere with the ongoing business and operations of Tenant, that such work not take place (except in case of emergencies) during normal business hours, that such work shall be done expeditiously and in a workmanlike manner, and further that the Premises shall, upon conclusion of the work, be restored to the same conditions as they were prior to the commencement of the work.

32.   HAZARDOUS MATERIALS

            A. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary or useful to Tenant's business.

            B. Any Hazardous Material permitted on the Premises as provided in Paragraph 32.A. above, and all containers therefore, shall be used, kept, stored and disposed of in a manner that complies with all Federal, State and local laws or regulations applicable to any such Hazardous Material.

            C. Tenant shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system or any body of water in violation of any applicable Governmental Regulations as defined in Paragraph 16.

            D. At the commencement of each Lease Year, upon request Tenant shall disclose, to Landlord the names and approximate amounts of all Hazardous Material which Tenant intends to store, use or dispose of on the Premises in the coming Lease Year. In addition, at the commencement of each Lease Year, beginning with the second Lease Year, Tenant shall disclose to Landlord, upon request the names and amounts of all Hazardous Materials which were actually used, stored or disposed of on the Premises if such materials were not previously identified to Landlord at the commencement of the previous Lease Year.

            E. As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any 110il, petroleum products, and their by-products"; and (d) any substance which is or becomes regulated by any Federal, State or local governmental authority.

            F. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by the Tenant, and the Tenant shall give immediate notice to the Landlord of any violation or potential violation 'of the provisions of Paragraph 32.B. above. Tenant shall defend, indemnify and hold harmless Landlord (unless due to Landlord's negligence), f roin and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material which is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Material; (c) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Material; and/or (d) any violation of any laws applicable thereto. The provisions of this Paragraph 32.F. shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

33.   SPRINKLER:

            Landlord represents that a sprinkler system designed to meet NFPA Ordinary Hazard Group 3 has been installed in the building. Any additional sprinkler work, i.e., in rack sprinklers, additional heads, etc., required to meet any other NFPA standards or county requirements to satisfy tenant's material classification, shall be at the sole cost and expense of the Tenant and shall be installed by the Landlord prior to the Commencement Date.

34.   SIGNS:

            Tenant shall be permitted at the entrance to the Premises either to place a sign (see rules and regulations section for Junction Business Park which are set forth in Rider #1 to this Lease) on the building facade, however not on the metal portion of the building, or to erect a free-standing sign. Furthermore, Landlord agrees to cooperate with Tenant in any necessary sign permit applications. Signage for other tenants in the building shall be limited to their respective entry doors.

35.   END OF TERM:

            Upon the expiration or other termination of the term of this lease, Tenant shall quit the Premises and surrender same to Landlord, broom clean, in the same order and condition as at the Commencement Date, ordinary wear and tear and damage or destruction by f ire or other casualty or the elements or any other cause beyond Tenant I s reasonable control excepted and Tenant shall remove all of its property.

36.   SUCCESSORS AND ASSIGNS:

            Except as hereinabove expressly otherwise provided, this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

37.   NOTICES:

            All notices to Tenant under this lease shall be in writing conclusively presumed to have been delivered, one day after mailing by United States mail, first class, certified or registered, and postage prepaid, addressed to Tenant, at the Premises or to such other address as Tenant may in writing from time to time designate, with a copy to Thomas A. Beaudoin, Esquire, Testa, Hurwitz & Thibeault, 53 State Street, Boston, Massachusetts 02109. All notices to Landlord hereunder shall be in writing and conclusively presumed to have been delivered one day after mailing by United States mail, first class, certified or registered, and postage prepaid, addressed to Landlord, at New Castle Corporate Commons, 10 Corporate Circle, Suite 300, New Castle, Delaware 19720 or to such other address as Landlord may in writing from time to time designate by notice hereunder to the Tenant.

38.   TENANT ESTOPPEL CERTIFICATE:

            From time to time during the term of this Lease Tenant agrees to submit to Landlord's lender, within thirty (30) days following written demand therefor, a certificate substantially in the form attached hereto as Exhibit H and modified to such extent as is necessary to make the statements therein true and accurate.

39.   CAPTIONS AND HEADINGS:

            The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be hold or deemed to define, limit, describe, ex plain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease.

40.   SEVERABILITY:

            A. It is agreed that, for the purpose of any suit brought or based on this agreement, this agreement shall be construed to be a divisible contract, to the end that successive actions may be maintained on said agreement as successive periodic sums shall mature under said agreement, providing that any such action shall include all claims outstanding as of the date of the commencement of such action.

            B. If any term, clause or provision of this lease is declared invalid by a court of competent jurisdiction, the validity of the remainder of the Lease shall not be affected thereby but shall remain in full force and effect.

41.   NON-WAIVER OF FUTURE ENFORCEMENT:

            It is agreed that the failure of the Landlord to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or right, but the same shall remain in full force and effect, unless the contrary is expressed in writing by the Landlord.

42.   LEASING RESTRICTIONS:

            A. Landlord shall not lease any space in the Improvements to, nor permit the occupancy of any space in the Improvements by, any company engaged in the design, manufacture or sale of modems or multiplexes used in data communications. By way of illustration and not of limitation such companies shall include:

           AT&T/Paradyne
           Timeplex, a division of Unisys
           Network Equipment Technologies
           Digital Communications Associates
           Newbridge Networks
           General Datacommunications
           Corp. Codex, a division of Motorola
           UDS, a division of Motorola
           Avanti
           Racal Milqo, a division of Racal Telecommunications Group
           Telematics

           3 Com Corp.
           Novell Inc.
           Ungerman Bass, a division of Tandem Computer

For purposes of this Section 43 A. the term "company" shall refer only to the particular division of a company engaged in the design, manufacturer or sale of modems or multiplexes used in data communications.

            B. Landlord shall require in any future lease of a portion of the Improvements, that such lease may be subject to termination by the Landlord if the tenant under such lease utilizes radio waves in such a manner that they may cause radio frequency interference with Tenant's equipment on the Premises. Landlord shall expeditiously enforce such restriction upon notice from Tenant that such interference is occurring or, alternatively, shall expeditiously take steps to shield the Premises so that the interference is eliminated. If Landlord does not act expeditiously, as set forth above, Tenant may shield the Premises from such interference at Landlord's expense.

            C. Landlord shall provide in any future lease of a portion of the Improvements that such lease may be subject to termination by the Landlord if the tenant under such lease utilizes the leased area in such a manner as to interfere with Tenant's use of the Premises by reason of noise, odor, vibration or emissions emanating from such leased area. Landlord shall expeditiously enforce such provision upon notice from Tenant that such interference is occurring.

43.   RIDERS:

      Attached hereto and incorporated into this Lease are Riders numbered 1 through 3.

      AS WITNESS the hands and seals of the parties hereto the day and year first above written.

ATTEST/WITNESS:                         CHIPPEWA LIMITED PARTNERSHIP

                                        A Maryland Limited Partnership

                                        Landlord

                                        By:
                                            GeneralPartner/Landlord


                                        CASE/Datatel, Inc.
                                        Tenant

                                        By:
                                            VP Finance and Operations

                          RIDER #1 TO LEASE AGREEMENT
                               JUNCTION BUSINESS
                             RULES AND REGULATIONS
                       APPLICABLE TO THIS LEASE AGREEMENT

1.    SIGNAGE:

PERMANENT SIGNAGE: Exterior signage in 9020 Junction Drive. Annapolis Junction, Maryland shall be for identification only and may not be treated as an advertising device. Signage text is limited to company name and/or logo. All signs must be submitted to Landlord for approval prior to installation, which approval shall not be unreasonably withheld or delayed.

A.    PERMITTED SIGN LOCATIONS

Unless otherwise noted in site specific criteria, each multitenant building will have one free-standing sign with the building or address only at a point near the building entrance, and a building mounted tenant identification system. Notwithstanding the foregoing, only the Tenant may have a sign visible from the exterior of the building, as further provided in Paragraph 34 of the Lease.

B.    PERMITTED SIGN TYPES

Free Standing Sign: maximum height is four feet above grade.

Sign shall be substantial and constructed of durable materials (wood signs will not be allowed).

Sign must be mounted on a substantial base.

C.    BUILDING MOUNTED SIGN

Sign location on building must be compatible with the architectural design of the building.

No signs may extend above the roof or parapet line of the building.

Building mounted signs must be individual letters.

The scale of the building shall determine the permitted letter size.

Illumination, if desired, may be internal through a translucent letter face or opaque letters projected lightly off the wall and back lit from a source concealed within the letter.

D.    PERMITTED SIGN COLORS

Color for signs shall be limited to one color for the background. Where an additional color is necessary because it is a part of the firm's logo, this will be considered.

The background color MUST be darker than the message and graphics.

E.    PROHIBITED SIGNS INCLUDE THE FOLLOWING:

No sign may be erected which does not have the written approval of Landlord, which approval shall not unreasonably withheld or delayed. No sign may be erected without the necessary Howard County approvals. No flashing or moving signs will be permitted. No exposed neon or other exposed light source will be permitted. No signs using vacuum formed plastic letters will be permitted. No signs using applied wood letters will be permitted. No permanent building identification signs will be permitted where letters are painted in the sign face and do not project.

2. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior consent of the Landlord and including approval by the Landlord of the quality, type, design, color and manner attached.

3. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation. Any additional electrical wiring shall be done by Landlord's electrician or supervised by such electrician, and Tenant shall bear the expense of such additional materials and installation.

4. The Tenant shall not do or permit to be done in or about the Premises or the Building anything which shall increase the rate of insurance on the Building or its property, or obstruct or interfere with the rights of other tenants of Landlord or annoy them in any way, including but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc., nor use the Premises for sleeping, lodging, or cooking by any person deck) at any time except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises conventional coffee makers. No part of said Building of Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or the Premises without prior written consent of the Landlord. No area outside of the Premises shall be used for storage purposes at any time.

5. No birds or animals of any kind shall be brought into said Building or kept in or about the Premises.

6. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Buildings shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors, or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins, and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing substances shall be thrown therein. Any damages resulting to them, or to heating apparatus, from misuse, by Tenant or its employees, shall be borne by Tenant.

7. Only one key for each office in the Premises will be furnished Tenant without charge. No additional lock, latch or bolt of any kind shall be placed upon any exterior door nor shall any changes be made in existing locks or mechanisms thereof without giving Landlord a copy of any new keys thereof. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

8. Tenant shall not cause or permit any unusual or objectionable gases, liquids or odors to be produced upon or permeate from the promises, and no flammable, combustible or explosive fluid, chemical or substances except gas and electricity for lighting the Premises shall be brought into the Building, except for those substances necessary to the business of Tenant.

9. No painting shall be done, nor shall any alterations be made, to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering (except for normal wall hangings), nor shall any connection be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor carry upon the Premises any noisome, noxious, noisy or offensive business.

10. Tenant and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord on the lot on which the Building is located. Landlord in all cases retains the power to designate "no parking" zones, traffic right-of-ways, and general parking area procedures. Failure of Tenant to comply with such regulations constitutes a violation of the Lease.

11. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

12. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

13. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

                          RIDER #2 TO LEASE AGREEMENT

                                OPTION TO RENEW

THIS RIDER is attached to and forms a part of acertain Lease dated Oct 4, 1989 between CHIPPEWA LIMITED PARTNERSHIP, a Maryland Limited Partnership (hereinafter called "Landlord"), and CASE/Datatel.Inc, (hereinafter called "Tenant").

            Tenant shall have the option to renew this Lease for an additional five (5) year term upon giving written notice of intention to renew to Landlord not less than 150 days prior to the expiration of the original term hereof. All the terms and conditions of this Lease shall remain in full force and effect during the renewal term except that there shall be no further right of renewal, and the Basic Rental during the renewal shall be equal to Fifty Percent (50%) of the percentage increase in the Consumer Price Index over the Base Year multiplied by One Hundred Percent (100%) of the Basic Rental for the initial lease term herein. it is agreed that for each compounded year the Consumer Price Index shall not exceed Six Percent (6%), and that the Basic Rental for the renewal term shall not exceed Nine and 27/100 Dollars ($9.27) per leasable square foot. This increase shall be determined in accordance with the following:

            1. Landlord shall compute the increase, if any, in the cost of living, using as the basis of such computation the average for "All Items" shown on the Revised United States City (Washington Region) Consumer Price Index for Urban Wage Earners and Clerical Workers (including single workers) as promulgated by the Bureau of Labor Statistics of the United States Department of Labor using the year 1967 as the base of 100 (hereinafter called the "Index").

2. The Index number in the column for "All Items" (Washington Region), for the month this Lease is effective shall be the "Base Index Number" and the corresponding Index number for the last published month immediately preceding the date of renewal shall be the current Index.

            Each option granted to Tenant in this Lease is personal to Tenant or Affiliates and may not be exercised or be assigned, voluntarily, by or to any person or entity other than Tenant or Affiliates without prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Option to renew does not extend to any subtenant, except Affiliates.

            AS WITNESS the hands and seals of the parties hereto the day and year first above written.

ATTEST/WITNESS:                                   CHIPPEWA LIMITED PARTNERSHIP
                                                  A Maryland Limited Partnership

                                                  By
                                                      General Partner/Landlord


                                                  CASE/Datatel. Inc.
                                                  Tenant

Director of Manufacturing                         By:
                                                      VP Finance and Operations

                           RIDER 3 TO LEASE AGREEMENT

                              RIGHTS OF EXPANSION

THIS RIDER is attached to and forms a part of a certain Lease dated Oct 4, 1989 between CHIPPEWA UNITED PARTNERSHIP, a Maryland Limited Partnership (hereinafter called "Landlord"), and CASE/Datatel, Inc. (hereinafter called "Tenant").

            At any time during the term of this Lease, it is understood and agreed that Tenant shall have the Right of First offering on available space within 9020 Junction Drive. Such offering shall be on the same terms and conditions as are then being offered for similar space within the building. should another prospective tenant express a bona fide interest in leasing said space, Landlord shall notify Tenant in writing in accordance with the provisions of Paragraph 37. Tenant shall then have ten (10) working days to respond in writing; the contents of the response to be in the format of a Letter of Intent to lease said space. If Tenant fails to respond as prescribed, Tenant forfeits the right to lease the space. This Right of First Offering shall be continuous for each prospective tenant expressing a bona fide interest in leasing said space until a Lease is ultimately executed.

            Should Tenant desire to lease any available space within 9020 Junction Drive, without there being another prospective tenant expressing a bona fide interest in leasing said space, then the fair market rent for said space shall be as determined (a) by mutual agreement of Landlord and Tenant, (b) by a qualified M.A.I. appraiser selected by Landlord and Tenant, or (c) if Landlord and Tenant cannot agree upon the fair market rent or the appraiser, Landlord and Tenant shall each select an independent M.A.I. appraiser active in the area where the premises are located and the fair market rent shall be the average of the two appraisals provided the appraisals are within Five Percent (5%) of each other, If the two appraisals are not within Five Percent (5%) of each other, then the two appraisers shall select a third appraiser and the average of the three appraisals shall be conclusive. Landlord and Tenant shall share equally the fees and costs of the single appraiser selected by mutual agreement or the third appraiser selected if necessary. In the case of two appraisers, Landlord and Tenant shall each pay the fees and costs of their respective selected appraiser.

            These Rights of Expansion granted to Tenant are personal to Tenant or Affiliates and may not be exercised or be assigned, voluntarily, by or to any person or entity other than Tenant or

Affiliates without prior written consent of Landlord, which shall not be unreasonably withheld or delayed. These Rights of Expansion do not extend to any subtenant, except Affiliates.

      AS WITNESS the hands and seals of the parties hereto the day and year first above written.

ATTEST/WITNESS:                                    CHIPPEWA LIMITED PARTNERSHIP

                                                   Landlord

                                                   By:
                                                       Landlord/General Partner


                                                   CASE/Datatel, Inc.
                                                           Tenant

                                                   By:
                                                           Tenant

                                    Exhibit A

[Building Diagram left blank]

BUILDING SIZE       one story, 97,000 sq. ft.                SPRINKLERS Wet

UNIT SIZE           Units from 4,753 to 97,000          OFFICE AREA  To suit
                    sq. ft. (bay sizes 8,000 sq. ft.)   ELECTRIC     1,600
                                                        amps, 4 wire, 3 phase,
                                                        Baltimore Gas & Electric
LOT SIZE            6.3 Acres

CONSTRUCTION        Masonry and steel              PARKING      188 spaces

TRUSS HEIGHT        20' Clear                      ZONING       Industrial

LIGHTING            Metallialide                   HEATING AND  Gas unit heaters
                                                      AIR CONDITIONING
        and energy efficient
                     efficient heat pumps

LOADING FACILITIES  Tailgate loading

WATER               HowardCounly                   LEASE TERM 315 years

SEWER               HowardCounty

                                           EMORY HILL McCONNELL ASSOCIATES, INC.

                                                         Builders and Developers
                                                    Suite 100 7250 Parkway Drive
                                                         Hanover, Maryland 21076

                                   Exhibit B

[Diagram of facility at Junction Drive]

                                                          Junction Business Park
                                                             U.S. 1 and Route 32
                                                         Howard County, Maryland

                                                   For further information call:

                                                  David Rossetti or Rick Latini,
                                                                  (301) 796-8866

                                                                  1-95   2 miles
                                             1-695 (Baltimore Beltway)  13 miles
                                                   1-495 (Wash eltway)  14 miles
                                                              Route 29   7 miles
                                                           BWl Airport   9 miles
                                                     Port of Baltimore  19 miles
                                        Howard County General Hospital   9 miles
                                                    Columbia, Maryland   9 miles
                                                                   NSA 1.8 miles

                                              EMORY HILL WCOWELL ASSOCIATES,INC.

                                                         Builders and Developers
                                                Suite 100 n s 7250 Parkway Drive
                                                         Hanover, Maryland 21076

Rev.9/21/89

                                  EXHIBIT C-1

                                  CASE/Datatel

                       TENANT IMPROVEMENT SPECIFICATIONS

PARTITIONING

1. Demising wall (146 LF) is constructed to underside of roof deck using 3 5/811 metal studs with 5/811 fire rated gypsum board. Sound insulation is installed to 101-011 above finished floor.

2. Interior partitions (2,400 LF) are constructed to suspended ceiling using 3 5/811 metal studs with 1/211 gypsum board. sound insulation is provided for each bathroom and conference room.

3. Office/Manufacturing separation (146 LF) wall is constructed to the roof deck using metal studs with 1/211 gypsum board.

4. Ceiling in office area to be constructed using a suspended ceiling grid with 21 X 41 white lay-in fissured nondirectional acoustical ceiling tile. Floating ceilings throughout.

5.    All frames are 18g hollow metal.

6. A. Office - hardware consists of seventy (70) passage sets, and ten (10) locksets. All hardware to be brushed chrome.

B. Manufacturing - install thirteen (13) double doors and five (5) single doors with passage sets.

7. Kitchen/Lunch/Engineering Break areas to have six (6) linear feet of base cabinets to be selected from Emory Hill samples.

8. A. Install five hundred Sixteen (516 LF) of 84" drywall in manufacturing area.

      B. Install two Hundred Forty-Three (243 LF) of 144" drywall.

9. Area above block wall in manufacturing area to be covered with gypsum board to 101 above block wall.

10.   Include 1/2" plywood in all offices designated as 'MI.

11.   2'- 6" Side light glass panels at 41 doors with black blinds.

12.   Block enclosure for air compressor.

13.   84" Drywall enclosure with door and 411 curb in manufacturing for storage.

14.   Interior glass as shown on print.

15.   Install one revolving door in photo lab.

16.   Install weather break with ceiling around shipping dock.

17.   Construct room for ATE pumps with ceiling per drawings.

18. Construct weather break in front of manufacturing using glass construction.

HEATING VENTILATING AND AIR CONDITIONING

1. Entire office space to be heated and cooled using a roof mounted gas fired package unit providing a 68 degrees rise from 0 degrees outdoor temperature in office area. Units to be individually controlled. (Must cool to 78 degrees at 95 degrees fahrenheit outside temperature.)

2. Bathrooms to be exhausted through the roof.

3. Conference room to have sound insulated exhaust vented into plenum.

4. Upgrade HVAC per equipment list:

      1-5 Ton roof top unit in demo room
      1-5 Ton roof top unit in system lab
      2-9 1/2 Ton Liebert units in computer room
      1-1 Ton roof top unit in plotter room

5.    Venting
      Wave solder /cleaning machine

      Developer room
      Plotter room
      Packing area
      ATE Pump room
      Compressor room

FLOOR COVERING

1. Entire office area, except bathrooms, lunchroom, and storage area, to receive Stratton glue down carpet.

2.    Bathrooms, lunch area, and storage to receive vinyl composition tile.

3. Colors for carpet cove base, and tile to be selected from landlord's samples.

4.    Entire office area to receive four inch vinyl cove base.

5. Entire manufacturing area to receive building standard vinyl composition tile.

6. Upgrade carpet in demo room, large conference room at lobby and reception area.

WALL COVERING

1. Entire office area to receive two coats of flat latex paint. Bathrooms and lunch area to have semi-gloss latex enamel.

2.    Colors to be selected from Duron color chart.

3.    All doors and frames to be painted semi-gloss black.

4. Under side of deck in manufacturing area to be spray painted, which includes: deck, joists, and columns.

5. Drywall mounted atop the block wall in manufacturing area to receive two coats of flat latex paint.

SPRINKLER

1. Entire area to be sprinklered at suspended ceiling to meet Howard County life safety code.

2.    Manufacturing to have sprinkler protection at roof deck to

19.   Install windows in knock out panels in rear of building per drawings.

PLUMBING

1. Men's and women's bathrooms to include sink, toilet, grab bar, mirror, and paper towel dispenser. Bathrooms to meet Howard County code for handicap access and be sized to accommodate one Hundred (100) men and One Hundred
      (100) women.

2. Cafeteria and kitchen and Engineering Break areas to have kitchen type sink with hot and cold water.

3.    Water heater sized to accommodate fixture count.

4.    One shower room.

5.    Drinking fountain at each rest room.

6. Water supply and floor drain to photo development room located in Engineering.

ELECTRICAL

1. CASE/Datatel to have a One Thousand Six Hundred (1,600) amp 120/208 volt 3 phase,4 wire electrical service.

2. Five Hundred Forty-Six (546) 2 X 4 lay-in four tube florescent light fixtures to give seventy (70) foot candles at desk height.

3. Three Hundred Sixty (360) standard 120 volt duplex receptacles in the office area, to be located by CASE/Datatel.

4.    Connect all equipment per list.

5. Single pole and three-way switching to accommodate final layout and satisfy Howard County code.

6.    All exit and emergency lighting to meet Howard County Code.

7. Wire computer room with UPS (one circuit for plotter, one circuit for system assurance.) NOTE: UPS System by Tenant. Wire three (3) circuits to system assurance and one (1) circuit to plotter room.

8.    Power to Haworth offices are included.

9.    Paging system allowance $10,000.

10.   Lighting in manufacturing area as follows:

      - One Hundred (100) foot candles for assembly using high output 96" strip florescent fixtures.

      - Fifty (50) foot candles for warehouse using 96" strip florescent fixtures.

11.   Heating elements for burn-in room (60 degrees centigrade)

12.   Seventy (70) power drops in manufacturing mounted at 11'-0" A.F.F. Twenty
      (20) dedicated circuits in manufacturing.

13.   (181 LF) of track lighting with 46 fixtures located in Engineering.

14.   Safety lights in dark rooms.

                                  EXHIBIT "H"

                          TENANT ESTOPPEL CERTIFICATE

Lessor:

Lessee:

Identification of Leased Premises:

            Approximately square feet within a warehouse and office building on land known as _____________________________________________________________, as
more fully set forth in the lease.

Date of original Lease:

Date(s) of any amendments:

            The undersigned, the Tenant named above of the premises identified above (the "Premises") to induce (The "Lender") to make a loan to Landlord hereby certifies to Lender the following:

            1. The undersigned has accepted and is in possession of and occupies the Premises under the Lease, which is in full force and effect. The initial term of the Lease commenced on , 198 .

            2. There have been no modifications or changes in the Lease, except by those amendments listed above.

            3. The undersigned is paying the full lease rental, which on the rental payment due in __________________________, 19 is basic minimum rent per month, and is also paying its proportionate share (______%) of real estate taxes, insurance premiums and expenses of snow removal, parking lot maintenance and grass cutting over Base Year.

            4. No rent or other sum payable under the Lease has been paid for more than thirty days in advance of its due date.

            5. To the knowledge of Tenant, the Landlord is not in default under the Lease and the undersigned has no defense, set-off or counterclaim against the Landlord under the Lease or otherwise.

            6. The undersigned has not assigned, mortgaged or encumbered the Tenant's interest under the Lease.

            7. Tenant acknowledges receipt of notice that all of the Landlord's interest in the Lease has been assigned to Lender as further security for one or more loans to Landlord.

            8. These statements, agreements, representations and acknowledgements shall bind the undersigned, its successors and assigns and the undersigned shall deliver a copy hereof to any assignee of its interest in the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Estoppel
Certificate to be duly executed this                day of    -, 19

ATTEST

                                                         (Name of Lessee)

                                                         By:

meet NFPA Ordinary Hazard Group 3.

3. Halon System with sprinkler back-up in computer room (approximately 986 square feet).

4. Install fire detection per county codes using smoke detectors and/or Pull Boxes. Sprinkler monitoring is part of the shell construction.

MISCELLANEOUS

1.    One (1) 10 X 10 overhead door at 48" dock height.

2.    One (1) 10 X 10 overhead door at 30" dock height.

3.    All permits and applications by Emory Hill.

4.    Entire space to be cleaned and ready for occupancy.

5.    Raised floor in computer room by Tate Access Floors.

6.    Trash compactor pad and opening per drawing. (Compactor by Tenant).

7.    One (1) manually operated dock leveler.

8. Compressed air distribution system (compressor by Tenant) including thirty-five (35) compressed air drops. (Enclosed in equipment room and vented.) Male disconnects by Tenant. Female disconnects by Landlord mounted at 11" - 0" A.F.F.

9.    Reception to include per construction drawings attached as Exhibit C-2:

      Glass foyer entrance
      Special ceiling with eighteen (18) reception lobby down lights Mirrored walls
      Upgraded carpets
      Green LED clock
      Reception desk (allowance $2,500) to include shelf to enclose video monitors.
      Power and communications must be supplied via a trough

10.   Install fencing on rear of property to screen truck yard.

11. A 20" X 30" pressure treated wooden deck with side rails and two sets of steps.

12.   Provide sign on building (Allowance $7,500)

13.   Provide exterior lights for employee safety.

                                  EXHIBIT "D"

      Landlord shall assign to Tenant the following warranties relating to Tenant Improvements:

      1. One (1) year warranty on the full HVAC system including all parts and labor.

      2. Four (4) year warranty on all compressors for the HVAC system to include parts only.

                                  EXHIBIT "E"

      The following are HVAC maintenance contractors satisfactory to Landlord:

            1.    Emory Hill Development, Inc.

            2.    Central Air Conditioning Contractors, Inc.

            3.    Sagamore Heating and Air Conditioning, Inc.

            4.    L.H. Cranston, Inc.

            5.    Commercial Air, Inc.

                                  EXHIBIT "F"

            The following work will be required in accordance with the maintenance contract required in the attached Lease under the Paragraph entitled "Repairs and Maintenance".

            1.    Check performance of all major components.

            2.    Lubricate moving parts as required.

            3.    Check refrigerant charges (during cooling season).

            4.    Inspect for oil and refrigerant leaks.

            5.    Check operating and safety controls.

            6.    Check pressures and temperatures.

            7.    Inspect condensers.

            8.    Inspect fans, motors and starters.

            9.    Tighten electrical connections at equipment.

            10.   Test amperages and voltages.

            11.   Check belts and drives.

            12. Change oil and filters, or dryers, as required (at least four times per year).

            13.   Check temperature on control system.

            14.   Thoroughly inspect heat exchanger.

                       AMENDMENT NO. 2 TO LEASE AGREEMENT

      THIS AMENDMENT NO. 2 TO LEASE AGREEMENT is made this 22 day of April, 1999, by and between CHIPPEWA LIMITED PARTNERSHIP, a Maryland limited partnership, hereinafter called "Landlord," and OSICOM TECHNOLOGIES, INC., a Delaware corporation f/k/a CASE/DATAEL, INC.), hereinafter called "Tenant."

      WHEREAS Landlord and Tenant are parties to a Lease Agreement dated October 4, 1989, as modified by First Amendment of Lease dated October 19, 1994 (the "Lease"); and

      WHEREAS Tenant has requested Landlord to make certain modifications to the term of the Lease; and

      WHEREAS Landlord is willing to make the modifications to the Lease Tenant has requested, upon certain terms and conditions, all as more fully described herein below.

      WITNESSETH, in consideration of the premises and the mutual covenants herein contained, the Lease is hereby amended as follows:

      1. Effective , [June 1, 1999] Tenant shall [make best efforts to vacate] and shall deliver to Landlord,in the condition the Premises are to be delivered at the conclusion of the term, that portion of the Premises consisting of 34,956 square feet, as shown on Exhibit A attached hereto and hereby made a part hereof, and such space shall no longer be leased from Landlord to Tenant, shall no longer be a portion of the Premises and Tenant shall and hereby does, effective such date, relinquish any right or interest to such space. Effective , [June 1, 1999] the "Premises" shall mean the 37,384 square feet of space shown on Exhibit A. The foregoing notwithstanding, any obligations of Tenant relating to such space, that accrued prior to , [June 1, 1999] shall remain in effect.

      2. Effective [June 1, 1999] the term of the Lease shall be for a period of five (5) years and [five (5)] months from [June 1, 1999]. Accordingly, the term of the Lease shall expire and the Termination Date shall be October 31, 2004.

      3. Landlord shall install the tenant improvements set forth in the Tenant Improvement Specifications attached hereto as Exhibit A-1 and the Floor Plan attached hereto as Exhibit A-2. Landlord, based upon its discussions with Tenant, has estimated that the total costs of the tenant improvements (such costs to include all amounts paid to contractors, subcontractors, material suppliers, design or other professionals, permit fees, and etc.) is One Hundred Eighty-five Thousand Dollars ($185,000.00) (the "Tenant Improvement Allowance"). Any increase in the amount of such total costs, over the Tenant Improvement Allowance, including, but not limited to, increases resulting from additions to or modifications of the attached exhibits, shall be Tenant's obligation and shall be paid for by Tenant within ten (10) days after demand. Landlord Estimates that the tenant improvements will be substantially completed within sixty (60) days after the later of (i) the date of this Amendment, or (ii) the date of full execution of the lease with Earthshell Corporation, as described in paragraph 10 below. Notwithstanding the foregoing, Landlord shall have no liability to Tenant if the tenant improvements are not completed by such date and, in such event, Tenant shall be required to perform in accordance with the terms of the Lease and this Amendment, and Landlord shall continue to utilize commercially reasonable efforts to complete the tenant improvements as promptly as reasonably possible. Tenant shall cooperate with Landlord in Landlord's efforts to construct the tenant improvements and shall [make reasonable efforts to] remove all of its goods and materials from the portions of the Premises upon which Landlord's contractors are working, so as to provide a safe and clear working environment for Landlord's contractors. Landlord agrees that it will provide a copy of all costs associated with the tenant improvements to Tenant within twenty (20) days after full execution of this Amendment. Landlord agrees that the carpet it will install, as a part of the tenant improvements, will be a commercial grade carpet that under normal wear and tear with proper maintenance will have a useful life of not less than five and one-half (5 1/2) years.

4. Until, [May 30, 1999] Tenant shall continue to pay Basic Rental in accordance with the terms of the Lease. Beginning [June 1, 1999] (if Tenant complies with paragraph 1 above), the Basic Rental payable with respect to the Lease and the Premises shall be changed and, beginning on such date, Tenant will pay to Landlord at [ILLEGIBLE] Emory Hill Management Co., Inc., Suite 100, 92 Read's Way, New Castle, Delaware 19720, or at such other place as Landlord shall from time to time direct, the Basic Rental in the amounts set forth below. The Basic Rental shall be payable in equal monthly installments, in advance and without demand, on the first day of each and every month during the term of the Lease, commencing on [June 1, 1999]. Basic Rental shall be as follows:

     Term                  Annual Basic Rental           Monthly Basic Rental
[June 1, 1999] to
April 30, 2000                 $371,970.80                    $30,997.57

May 1, 2000 to
April 30, 2001                 $379,410.21                    $31,617.52

May 1, 2001 to
April 30, 2002                 $386,998.41                    $32,249.87

May 1, 2002 to
April 30, 2003                 $394,738.38                    $32,894.86

May 1, 2003 to
April 30, 2004                 $402,633.14                    $33,552.76

May 1, 2004 to
October 31, 2004               $410,685.80                    $34,223.87

            Notwithstanding anything to the contrary contained in this paragraph 4, the foregoing rent schedule is based upon the assumption that the actual total costs of the tenant improvements (the "Actual Costs") are at least one Hundred Eighty-five Thousand Dollars ($185,000.00). In the event that the Actual Costs is less than the Tenant Improvement Allowance, then the amount of Basic Rental shall be recalculated and shall be reduced by an amount equal to that obtained by amortizing the difference between the Tenant Improvement Allowance and the Actual Costs on a monthly basis over a ten (10) year period at an interest rate of ten percent (10%). For instance, if the Actual Costs are One Hundred Thirty-five Thousand Dollars ($135,000.00), then the amount of Basic Rental payable for the period May 1, 1999 to April 30, 2000 would be Three Hundred Sixty-four Thousand Forty-one and 68/100 Dollars ($364,041.68) and the monthly Basic Rental payment for such period would be Thirty Thousand Three Hundred Thirty-six and 81/100 Dollars ($30,336.81), and such amount would be increased at the rate of two percent (2%) per year for each of the remaining lease years during the term.

      5. The current base year for all purposes of the Lease, including, but not limited to, taxes(in accordance with paragraph 6 of the Lease), fire and extended coverage and rental insurance (in accordance with paragraph 7 of the Lease), and common area maintenance charges (in accordance with paragraph 8 of the Lease) will not change and will remain the same as it was when the Lease was originally executed on October 4, 1989. Tenant's proportionate share, however, shall (if Tenant is in compliance with paragraph 1 above) change effective [June 1, 1999] and shall be reduced from seventy-four and fifty-eight one hundredths percent (74.58%) to thirty-eight and fifty-four one hundredths percent (38.54%).

      6. Paragraph 4 of the Lease is deleted in its entirety and is replaced with the following:

            Late Payment:

            In the event that any payment required by Tenant under the provisions of this Lease shall not be paid when due, Tenant shall, upon demand, pay to Landlord (i) a late charge equal to the maximum late charge contained in or mandated by the loan documents evidencing or securing any first lien affecting the improvements from time to time, and (ii) interest on such payment from the date when due until paid at the rate of eighteen percent (18%) per annum. The late charges imposed under this paragraph shall be deemed "rent" for all purposes under this Lease, are not penalties and have been agreed to by Landlord and Tenant as necessary to compensate Landlord for its additional costs associated with late payment.

      7. Landlord is currently in possession of a security deposit under the Lease in the amount of Forty-eight Thousand Two Hundred Twenty-eight Dollars ($48,228.00). Effective [June 1, 1999], Landlord, provided Tenant is not in default, will credit Seventeen Thousand Two Hundred Thirty and 43/100 Dollars ($17,230.43) against the Basic Rental payment due on [June 1, 1999]. The balance of the amount now being held by Landlord, Thirty Thousand Nine Hundred Ninety-seven and 57/100 Dollars ($30,997.57), shall continue to be held by Landlord as a security deposit, which sum shall be held without payment of interest as security for the performance by Tenant of its obligations under the Lease. Landlord is authorized to deposit those funds in a non-interest bearing account commingled with Landlord's general funds or otherwise, and Landlord shall not. be responsible for the solvency of the depository so long as it is insured by the Federal Deposit Insurance Corporation or similar insurer. If Tenant shall perform all such obligations, said security deposit shall be refunded to Tenant, without interest, within thirty (30) days after termination of the Lease. If Tenant shall default in any obligation, Landlord shall be entitled to apply any or all of said security deposit toward Landlord's damages as determined by Landlord, and Tenant shall, within five (5) days after notice thereof, deposit with Landlord an amount sufficient to restore said security deposit to its original amount, which amount shall constitute "rent" under this Lease.

      8. Paragraphs 6, 8 and 10 of the October 19, 1994 First Amendment to Lease, the Rider #2 to Lease Agreement Option to Renew and the Rider #3 to Lease Agreement Rights of Expansion and any other rights of renewal, expansion, termination, first refusal or similar rights contained in the Lease are all hereby deleted from the Lease and declared to be null and void and of no force or effect. The following renewal right shall be the only right of renewal of Tenant under or in connection with the Lease:

            Tenant shall have the Option to Renew the Lease for one (1) additional five (5) year term upon giving written notice of intention to renew to Landlord not less than one hundred eighty (180) days prior to the expiration of the term of the Lease, as described in paragraph 2 above. Any such written notice must advise Landlord of Landlord's obligation, described below in this paragraph 8, to make an initial determination of the "Market Rate" for the renewal term. All terms and conditions of the Lease shall remain in full force and effect during the renewal term, except that there shall be no further right of renewal and the Basic Rental for the renewal term shall be the "Market Rate," as defined below, effective the first day of the renewal term.

            The Option to Renew granted to Tenant is personal to Tenant and may not be exercised or be assigned, voluntarily or otherwise, by or to any person or entity other than Tenant without the prior written consent of Landlord. Additionally, at Landlord's option, the Option to Renew shall be null and void if, either at the time Tenant exercises such option or at the time such renewal term is to commence, Tenant is in default under any provision of the Lease.

            The following procedure shall be used to determine the Market Rate, for the renewal term. Not less than one hundred fifty (150) days prior to the commencement of the renewal term, Landlord shall send to Tenant a written notice specifying its determination of the Market Rate. Within twenty (20) days after receipt of such notice from Landlord, Tenant shall send Landlord a written notice of Tenant's acceptance or challenge of Landlord's determination of such Market Rate, provided, however, that in the event that Tenant fails to respond within such twenty (20) day period, Tenant shall be deemed to have accepted Landlord's determination of the Market Rate.

            In the event that Tenant challenges Landlord' s determination of the Market Rate and Landlord and Tenant are not able to agree on such Market Rate within fifteen (15) days (hereinafter referred to as the "Negotiation Period") after Landlord receives Tenant's initial rejection of Landlord's determination of such Market Rate, then Landlord and Tenant shall each, within ten (10) days after the expiration of the Negotiation Period, select an appraiser, each of whom shall be an MAI-certified real estate appraiser with at least five (5) years, experience in the Columbia, Maryland market who shall determine the Market Rate in accordance with this paragraph. The appraisers shall be instructed to complete the appraisal procedure independently and to submit their written determinations to Landlord and Tenant within thirty (30) days after their appointment.

            In the event that the higher determination of the Market Rate submitted by one of the appraisers is equal to or less than one hundred fifteen percent (115%) of the determination of the Market Rate submitted by the other appraiser, the Market Rate shall be the average of such determinations. If the determination of the Market Rate submitted by one of the appraisers is greater than one hundred fifteen percent (115%) of the determination of the Market Rate submitted by the other appraiser, the appraisers shall, within five (5) days of notice from either Landlord or Tenant, appoint a third appraiser with similar qualifications to make a determination of the Market Rate. The third appraiser shall be instructed to complete the appraisal procedure and to submit a written determination of the Market Rate to Landlord and Tenant within thirty (30) days after such appraiser's appointment.

            The determination which is neither the highest nor the lowest of the three determinations shall be binding upon Landlord and Tenant as the Market Rate unless two determinations are the same, in which event the Market Rate shall be such amount. Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant. "Market Rate" shall mean what a Landlord under no compulsion to lease the Premises and a Tenant under no compulsion to lease the Premises would determine as the Basic Rental, given the other provisions of the Lease which remain applicable to the parties. Notwithstanding anything to the contrary contained in this paragraph 8, in no event shall the Basic Rental for the renewal term be less than the Basic Rental in effect at the end of the last year of the term of the Lease. In the event the Market Rate has not been determined by the commencement of the renewal term, the Tenant shall pay Basic Rental equal to one hundred twenty percent (120%) of the Basic Rental in effect at the end of the last year of the term of the Lease, until the Market Rate is determined and promptly after such determination, the parties shall make an appropriate adjustment to reconcile any overpayments or under payments of Basic Rental made prior to the determination of the Market Rate.

      9. Tenant shall have an option to terminate the Lease with respect to that portion of the Premises, consisting of 11,650 square feet, as shown on Exhibit A (the "Released Space"). The option to terminate the Lease as to the Released Space shall be effective, if at all, on April 30, 2003 and shall be effective only if Tenant delivers written notice of termination to Landlord, which notice must be given on or before October 31, 2002 and Tenant must deliver with such notice a cashier or certified check payable to Landlord in an amount (the "Termination Fee") equal to three (3) times the monthly Basic Rental which would have been due for the month of April 2003, had Tenant not exercised such termination option. (For instance, if the Basic Rental due for the month of April 2003 were $32,894.86, the Termination Fee would be $98,684.58.) The Termination Fee shall be non-refundable and Landlord shall be entitled to keep the full amount of the Termination Fee, regardless of whether or not Landlord re-leases the Released Space or any parts thereof. Any purported exercise of Tenant's option to terminate which does not strictly comply with the terms set forth above shall, at Landlord's election, be ineffective.

      If Tenant effectively exercises its option to terminate the Lease as to the Released Space, then, effective May 1, 2003, (i) the Released Space shall no longer be leased from Landlord to Tenant, shall no longer be a portion of the Premises and Tenant shall have relinquished any right or interest to such space,
(ii) Tenant shall vacate the Released Space and deliver it to Landlord in the condition the Premises are to be delivered at the conclusion of the term, and
(iii) there will be a pro rata downward adjustment in the amount of Basic Rental to be paid for the balance of the Lease term, as well as a pro rata downward adjustment in the amount of Tenant's proportionate share for all purposes of the Lease, including those specifically mentioned in paragraph 5 above. The foregoing notwithstanding, any obligations of Tenant relating to such space, that accrued prior to May 1, 2003, shall remain in effect.

      The option to terminate granted to Tenant is personal to Tenant and may not be exercised or be assigned, voluntarily or otherwise, by or to any person or entity other than Tenant without the prior written consent of Landlord. Additionally, at Landlord's option, the option to terminate shall be null and void if, either at the time Tenant exercises such option or at the time such termination is to become effective, Tenant is in default under any provision of the Lease.

      10. Notwithstanding anything to the contrary contained in this Amendment, this Amendment and Landlord's obligations hereunder shall be contingent upon Landlord having obtained a fully executed lease for not less than 34,956 square feet of space within the Improvements with Earthshell Corporation, a Delaware corporation ("Earthshell"), which lease shall be satisfactory to Landlord in its sole and absolute discretion in all respects. In the event Landlord fails to obtain such a lease within fifteen (15) days after the execution of this Amendment, then, Landlord shall have the right, at any time within fifteen (15) days after such date, by written notice to Tenant, to declare this Amendment null and void, in which event this Amendment shall be and become null and void and the rights and obligations with respect to the parties shall be determined by the Lease, as if this Amendment had never been executed.

      11. In the event and only in the event that this Amendment is fully executed and delivered and becomes effective (i.e., is not terminated pursuant to paragraph 9 above), Landlord agrees to pay Ryan Commercial LLC (the "Broker") a leasing commission on account of this Amendment in the amount specified in a separate written agreement between Landlord and the Broker. Tenant represents and warrants to Landlord that it has not dealt with any other realtor, broker or person that might claim a commission or fee in connection with this Amendment other than the Broker and shall indemnify, defend and hold harmless Landlord from and against any claim, loss, cost, damage or expense (including attorneys' fees) incurred if such representation or warranty shall not be true and correct.

      12. Tenant represents and warrants to Landlord that Osicom Technologies, Inc., a Delaware corporation, is the same entity as Case/Datael, Inc. , a Delaware corporation, but merely reflects a name change, and that this Amendment has been duly authorized by all necessary corporate action of Tenant and is the valid, binding and enforceable act of Tenant.

      13. By its execution of this Amendment, Tenant hereby certifies and represents to Landlord that Landlord is in compliance with all of the terms, covenants and conditions of the Lease and Tenant has no claim or cause of action against or with respect to Landlord or its agents, employees or contractors arising out of or in any way connected with the Lease or the use of the Premises.

      14. Capitalized terms not defined in this Amendment shall have the meanings ascribed to those terms in the Lease.

      15. Except as set forth herein, the Lease remains in full force and effect and unmodified.

      16. Time is of the essence of all provisions of this Amendment and remains of the essence of all provisions of the Lease.

      17. The provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            IN WITNESS WHEREOF the parties hereto have executed under seal this Amendment on the day and year first written above.

WITNESS/ATTEST:                         CHIPPEWA LIMITED PARTNERSHIP

                                        By: Emory Holdings II Limited
                                        Partnership, general partner

------------------------                By:                            (SEAL)
                                            ---------------------------
                                            R. Clayton Emory
                                            General Partner


                                        OSICOM TECHNOLOGIES, INC.

                                        By:                            (SEAL)
------------------------                    ---------------------------
                                            Gilbert Goldbeck
                                            VP Finance & Operations

[18. Remaining tenant improvement allowance from October 19, 1999 amounts shall be credited to Tenant.]

                            FIRST AMENDMENT OF LEASE

      THIS FIRST AMENDMENT OF LEASE dated this 19th day of October, 1994, is made and entered into by and between CHIPPEWA LIMITED PARTNERSHIP, (hereinafter referred to as "Landlord"), and CASE/DATATEL, INC., (hereinafter referred to as "Tenant"), for the premises known as 9020 Junction Drive, is entered into upon the following terms and conditions:

                              W I T N E S S E T H:

            WHEREAS, Landlord and Tenant executed and delivered a Lease Agreement dated October 4, 1989, for the premises known as 9020 Junction Drive, and

            WHEREAS, Landlord and Tenant executed and delivered an Assignment of Lease to Emory Hill & Associates dated October 4, 1989, and

            WHEREAS, Landlord and Tenant desire to amend this Lease Agreement as hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements, the parties hereby agree to amend the Lease Agreement for the 72,342 leasable square feet of space, upon the following terms and conditions:

            1. Landlord and Tenant hereby mutually agree to extend the term of this Lease for an additional five (5) year term commencing November 1, 1994 and terminating October 31, 1999.

            2. Tenant agrees to pay rent to Landlord according to the following industrial gross rental schedule:

          TERM               DOLLAR      MONTHLY        ANNUAL
                             /S.F.       RENTAL         RENTAL

    11/01/94-10/31/96        $7.40       $44,610.90     $535,330.80
    11/01/96-10/31/97        $7.60       $45,816.60     $549,799.20
    11/01/97-10/31/99        $8.00       $48,228.00     $578,736.00

            3. Tenant's name was changed from Case/Datatel, Inc. to Dowty Communications, Inc- and again changed from Dowty Communications to Cray Communications effective September 1, 1992.

            4. Current base year (1990-1991) shall remain as base year for the purpose of determining proportional share of real estate taxes and insurance.

            5. Landlord will provide Tenant with a $30,000.00 Tenant Improvement allowance.

            6. Provided the Tenant is not in default of any of the terms and conditions of this Lease or First Amendment of Lease, Tenant shall have the First Right of Refusal on any space that becomes available space in the building, subject to existing leases at then market rental rate. Tenant shall have ten (10) days to accept or reject the space. Should Tenant elect to lease the available space, the rent shall be at the same rent Tenant is then paying for its space then under lease and shall be coterminous with the amended lease term.

            7. Landlord shall allow Tenant to erect a prominent, back-lit building sign identifying the Tenant, at Tenant's sole cost and expense. Tenant is responsible for obtaining any permits required for erecting the sign and the sign will be subject to review by Landlord and Park Covenants.

            8. Tenant shall have the option to terminate this Lease Agreement and First Lease amendment after three (3) years and after four (4) years. Should the Tenant elect to exercise this termination option after three (3) years, the cancellation penalty will be $202,598.50. Should the Tenant elect to exercise this termination option after four (4) years, the cancellation penalty will be $124,207.50.

            9. All other terms and conditions of Tenant's existing Lease shall remain in full force and effect.

            10. Tenant shall provide Landlord Six (6) months written notice of its desire to renew its Lease. The renewal term shall be five (5) years. The Lease rate during the renewal term shall be established using the Three (3) Broker Method. Upon Landlord receiving written notice of Tenant's desire to renew, Landlord and Tenant shall have fifteen (15) calendar days to select a Broker. The Landlord and Tenant selected brokers shall then have seven (7) calendar days to mutually agree upon the third Broker. The three
(3) Brokers shall then have Fourteen (14) calendar days to submit simultaneously to Landlord and Tenant their opinion of the then Market Renewal Rate for comparable size, geographic and facility transactions. This option must be supported by a minimum of five (5) market comparable transactions. The renewal rate quoted by the Brokers shall be quoted on an Industrial Gross Basis and the rate shall be flat, i.e. non-escalating during the five (5) year renewal period. The three (3) Broker rate quotes shall be averaged and then multiplied by 9.5% to establish a binding rental rate for the renewal period.

           Example:

           Broker #1  Quote      -         $5.00

           Broker #2  Quote      -         $6.00

           Broker #3  Quote      -         $5.50

           Calculation:

           ($5.00 + $6.00 + $5.50) (3 x .95)  $5.23

           Example Renewal Rate:

           $5.23 Industrial Gross Flat for five (5) years

           IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment of Lease the day and year first written above.

WITNESS:                                LANDLORD:

                                        CHIPPEWA LIMITED PARTNERSHIP

                                        By:
--------------------------------            ------------------------------------


WITNESS:                                TENANT:
                                        CRAY COMMUNICATIONS, INC.

                                        By:
--------------------------------            ------------------------------------

                                                      Gil Goldbeck
                                        ----------------------------------------
                                                      Print Name

                                                      Controller
                                        ----------------------------------------
                                                      Title

                                                      10/19/94
                                        ----------------------------------------
                                                      Date